                                                             EXHIBIT NO. 99.9(b)


                              LEGAL OPINION CONSENT
                              ---------------------


I consent to the incorporation by reference in this Post-Effective Amendment No. 38 to the Registration Statement (File Nos. 2-50409 and 811-2464) (the "Registration Statement") of MFS Series Trust IX (the "Trust"), of my opinion dated August 24, 1998, appearing in Post-Effective Amendment No. 35 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on August 27, 1998.



                                                JAMES R. BORDEWICK, JR.
                                                --------------------------
                                                James R. Bordewick, Jr.
                                                Assistant Secretary

Boston, Massachusetts
June 24, 1999